Exhibit (c)(15)

INVESTMENT BANKING I DIVISION Project Padlock Board Discussion Materials Goldman Sachs & Co. LLC May 17, 2022

Disclaimer INVESTMENT BANKING I DIVISION These materials have been prepared and are provided by Goldman Sachs on a confidential basis solely for the information and assistance of the Board of Directors (the “Board”) and senior management of Corgi (the “Company”) in connection with their consideration of the matters referred to herein. These materials and Goldman Sachs’ presentation relating to these materials (the “Confidential Information”) may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the prior written consent of Goldman Sachs. The Confidential Information was not prepared with a view to public disclosure or to conform to any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and Goldman Sachs does not take any responsibility for the use of the Confidential Information by persons other than those set forth above. 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INVESTMENT BANKING DIVISION

Summary Update

- ✓ TPG and CD&R (Team CT) have concluded extensive diligence
  - Team CT has engaged several third-party advisors including West Monroe Partners (technical diligence), Debevoise and Ropes & Gray (Legal), PwC (Tax and Financial), and Bain (Market Research)
  - There are approximately 259 individuals from Team CT, including third party advisors and potential lenders, in the VDR
    - The Round Two Information folder of the VDR includes approximately 1,277 unique files
  - There have been approximately 48 diligence calls between Corgi and Team CT, including a 7-hour session held in NYC on April 19th
    - Topics for these diligence calls span finance, global sourcing and procurement, HR, legal, product tech diligence, cost savings opportunities, deeper dives into business segments (GTS, International, Distribution, etc.), recent performance updates, and other key topics
- ✓ Verbally provided a view on value of $20 / share
  - Reflects latest share count and balance sheet roll forward
  - Includes fully-committed financing which reflects the volatile financing markets, where credit spreads have widened ~300bps during the process
- ✓ Additionally proposed selected merger agreement terms, including:
  - Termination fee and reverse termination fee amounts
  - Request for 20 day marketing period
  - 6 month outside date
- ✓ Prepared to engage with a formal written offer, full merger agreement markup, and equity and debt commitment letters if there is alignment on the verbal view on value

2

Preliminary Illustrative Analysis at Various Prices INvEsTMENT BANKING 1 DIVISION ($ in millions, except per share data) Preliminary Analysis at Various Prices Merger Consideration (cash, $ per share) $ 20.00 $ 20.25 $ 20.50 $ 20.75 $ 21.00 $ 21.25 $ 21.50 Implied Premium to: Current Price as of 17-May-22 ($18.03) 10.9% 12.3% 13.7% 15.1% 16.5% 17.9% 19.2% 30-Day VWAP ($14.95) 33.8% 35.4% 371% 38.8”,{, 40.5% 42.1% 43.8% 60-Day VWAP ($15.63) 27.9% 29.5% 31.1% 32.7% 34.3% 35.9% 37.5% 90-Day VWAP ($16.15) 23.8”,{, 25.4% 26.9% 28.5% 30.0% 31.6% 33.1% Total Diluted Shares Outstanding (in Millions) 144.96 144.96 144.96 144.97 144.97 144.98 144.98 Implied Equity Consideration $ 2,899 $ 2,935 $ 2,972 $ 3,008 $ 3,044 $ 3,081 $ 3,117 Plus: Debt $ 1,047 $ 1,047 $ 1,047 $ 1,047 $ 1,047 $ 1,047 $ 1,047 Plus: Minority Interest $ 22 $ 22 $ 22 $ 22 $ 22 $ 22 $ 22 Less: Cash & Cash Equivalents $ (117) $ (117) $ (117) $ (117) $ (117) $ (117) $ (117) Less: Equity Method Investments $ (48) $ (48) $ (48) $ (48) $ (48) $ (48) $ (48) Implied Enterprise Value $ 3,803 $ 3,839 $ 3,876 $ 3,912 $ 3,948 $ 3,985 $ 4,021 EV I Adjusted EBITDA Metric LTM (31-Mar-22) $ 250 15.2x 15.4x 15.5x 15.6x 15.8x 15.9x 16.1x 2022E—Management $ 285 13.3x 13.5x 13.6x 13.7x 13.8x 14.0x 14.1x 2023E—Management $ 349 10.9x 11.0x 11.1x 11.2x 11.3x 11.4x 11.5x 2022E—IBES $ 274 13.9x 14.0x 14.1x 14.3x 14.4x 14.5x 14.7x 2023E—IBES $ 310 12.3x 12.4x 12.5x 12.6x 12.7x 12.8x 13.0x Source. Capitai/Q, Corgi filings, Financial projections for Corgi prepared by Corgi management as approved for Goldman Sachs’ use by Corgi as of 04-May-2022 (“Management Projections»). Market data as of 17-May-2022. Note. Balance sheet data as of 31-Mar-2022 per Corgi management. L TM EBITDA as per Corgi filings.

Equity and Debt Markets Have Responded to Macroeconomic Pressures
(YTD Development, unless noted)

INVESTMENT BANKING DIVISION

Equity Markets

- S&P 500
  - Down 16%
- NASDAQ
  - Down 25%
- Volatility (VIX)
  - Up 68%

Debt Markets

- Fed Funds Rate
  - Up 75 bps
- Single-B Credit Spreads
  - Up 348 bps
- YTD Issuance (US Lev Fin)
  - Down 48% vs 2021

Macroeconomic Factors

- US Inflation Rate
  - 8.3% in April 2022
- Diesel Price
  - Up 54%
- Consumer Sentiment
  - Down 16%

Key Drivers of Developments (Geopolitical Tensions, Supply Chain Pressure, Inflation, Rate Increases) Show No Signs of Abatement

Source: Eikon as of 13-May-2022.

4

Goldman Sachs

Overview of Corgi Stock Price Performance

Stock Price Performance Since Initial Public Trading

INVESTMENT BANKING DIVISION

Stock Price Performance Since Initial Public Trading (Feb-2019)

Performance (%)	YTD	Since Feb 2019
Corgi	(23.5)%	(62.8)%
Distribution	8.3	118.9
Companion Animal Health	(28.2)	56.7
Tech-Enabled Services	(8.3)	34.9



Closing Price (USD)
Volume (000)
54.00
48.00
42.00
36.00
30.00
24.00
18.00
12.00
6.00
0
14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
13-Aug-2019: Announces 2Q19 results, reducing FY earnings guidance for the second time since its public debut (40.1%)
12-Nov-2019: Announces 3Q19 results, outpacing consensus EBITDA estimates by ~14% +22.0%
10-Nov-2020: Announces 3Q21 results, including initial U.K. and Germany headwinds (2.3%)
15-May-2020: Announces 1Q20 results, showing a modest beat to consensus estimates and improvement among KPIs such as "same-store" growth +8.7%
05-May-2022: Announces Q1 FY22 results +10.5%
360D VWAP: $19.58
180D VWAP: $17.20
90D VWAP: $16.15
30D VWAP: $14.95
$15.27
Feb-2019
Aug-2019
Mar-2020
Sep-2020
Apr-2021
Oct-2021
May-2022
Volume
Corgi
30D VWAP
90D VWAP
180D VWAP
360D VWAP

Source: Bloomberg Market Data as of 13-May-2022. [1] Distribution includes ABC, CAH, MCK, Owens & Minor, Henry Schein, Patterson; [2] Companion Animal Health includes Dechra Pharma, Elanco, Phibro, Vetoquinol, Virbac, Zoetis, Idexx, Heska; [3] Tech-enabled Services includes Evolent, Health Equity, R1, IQVIA, Convey Health and Signify Health.

5

Overview of Corgi Multiple Over Time INVESTMENT BANKING I DIVISION NTM EV I EBITDA 40x l!. Since Average In Average In 0 1-Jan- EV I EBITOA Multiple 2020 2021 2022 2022 FY1·FY3 EBITDA Growth 2020 2021 2022 Corgi 15.2 X 17.0 X 11.5 X (2.8)X Corgi 12.1 ‘1. 13.3% 10.9 ‘1. Distribution• 8.0 8.5 9.9 1.3 Companion Animal Health’ 18.1 22.7 18.9 (7.9) Tee -.. ble< e ce~• .:4 S&P 500 14.7 15.9 14.4 (2.5) Q) 30x ~ ::I ~ <( 0 iiiw ~ 20x .r:::.en 15.8x ~ 15.4x Q) E i7 :E 13.3x 10.6X z 10x 10.6 x Ox Feb-2019 Aug-2019 Mar-2020 Sep-2020 Apr-2021 Oct-2021 May-2022 —corgi—Distribution’—companion Animal Health2—Tech-enabled Services3—S&P 500 Source.· Bloomberg, CIQ and IBES, as of 13-May-2022 ‘Distribution includes ABC, CAH, MCK, Owens & Minor, Henry Schein, Patterson; ABC, CAH, and MCK pro forma for opioid settlements as of 02-Apr-2022. ‘Companion Animal Health includes Dechra Pharma, E/anco, Phibro, Vetoquinol, Virbac, Zoetis, ldexx, and Heska. •Tech-enabled Services includes Evolent, Health Equity, R1, IQVIA, Convey Health and Signify Health.

Illustrative Impact of Changing Rate INVESTMENT BANKING I DIVISION Environment on Returns Illustrative Financing Assumptions Ability to Pay@ Illustrative Sponsor IRRs!1> • 1L Total Leverage: ?.Ox Leverage: 5.25 -5.50x Total Debt Quantum: -$1 ,950M Rate: SOFR+375-400 $22.00 Avg ‘22-‘26E All-in Cash Interest Yield: 5.49% $21.50 OlD: 99.0 • 2L Leverage: 1.50x $21.00 Rate: SOFR+675-700 Avg ‘22-‘26E All-in Cash Interest Yield: 8.49% 20.9% 21.8% 22.6% OlD: 99.0 • 1L Total Leverage: ?.Ox Leverage: 5.50x Total Debt Quantum: -$1 ,950M $21.35 Rate: SOFR+450 I 125 bps flex Avg ‘22-‘26EAII-in Cash lnterestYield: 7.16% $20.86 OlD: 98.5 • 2L Leverage: 1.50x Rate: SOFR+900 (At the flex) Avg ‘22-‘26E All-in Cash Interest Yield: 11.66% 20.9% 21.8% 22.6% OlD: 97.375 Source. IBES, Management Projections. Note.· Analysis holds total debt quantum constant across both scenarios, and therefore does not include the impact of lower total leverage I funded debt at close. Fully Diluted Shares Outstanding based on disclosed shares and dilutive securities as of the 2021 10 -K for comparability purposes. 1. Assumes exit multiple of 12. Ox in YE 2026 ( 4 75yr hold period)

Summary of Corgi Management Projections INVESTMENT BANKING I DIVISION ($ in millions) GTS ‘20A- ‘22E CAGR 18.3% GTS ‘22E—‘25E CAGR 15.5% Distribution ‘20A- ‘22E CAGR 4.3% Distribution ‘22E- ‘25E CAGR 6.5% Total ‘20A- ‘22E CAGR 6.5% Total ‘22E—‘25E CAGR 8.2% $7,208 $ 6,918 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E 2028E Rev % Growth—Mgmt 5.5% 7.5% 8.4% 8.4% 7.9% 5.9% 4.8% 4.2% Rev $—Consensus $4,575 $4,846 $5,129 $5,416 Rev % Growth—Consensus 5.5% 5.9% 5.8% 5.6% GTS ‘20A- ‘22E CAGR 26.8% GTS ‘22E—‘25E CAGR 23.4% Distribution ‘20A- ‘22E CAGR 7.5% Distribution ‘22E- ‘25E CAGR 14.4% Total ‘20A- ‘22E CAGR 12.3% Total ‘22E—‘25E CAGR 17.2% $570 $537 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E 2028E % Margin- Mgmt. 5.2% 5.3% 5.8% 6.6% 6.9% 7.4% 7.6% 7.8% 7.9% EBITDA % Growth—Mgmt. 7.7% 17.1% 22.5% 13.6% 15.7% 8.9% 7.3% 6.2% EBITDA $—Consensus $244 $274 $310 $328 EBITDA % Growth- Consensus 7.7% 12.4% 13.0”,{, 5.9% Source. Management Projections. sl Note. Corporate expense allocated to each segment based on projected pre-Corporate Segment EBITDA breakdown.

Preliminary Illustrative Discounted Cash Flow Analysis

($ in millions, except per share data)

INVESTMENT BANKING DIVISION

Illustrative Unlevered Free Cash Flow

	Q2-Q4 '22E	2023E	2024E	2025E	2026E	2027E	2028E	Terminal
Total Sales	**$ 3,748**	**$ 5,330**	**$ 5,775**	**$ 6,233**	**$ 6,600**	**$ 6,918**	**$ 7,208**	**$ 7,208**
Rev % Growth		*8.4 %*	*8.4 %*	*7.9 %*	*5.9 %*	*4.8 %*	*4.2 %*	
Total Adj. EBITDA	**$ 229**	**$ 349**	**$ 397**	**$ 459**	**$ 500**	**$ 537**	**$ 570**	**$ 570**
% Margin	*6.1 %*	*6.6 %*	*6.9 %*	*7.4 %*	*7.6 %*	*7.8 %*	*7.9 %*	*7.9 %*
D&A	$(132)	$(192)	$(209)	$(227)	$(250)	$(262)	$(273)	$(112)
% of Sales	*(3.5)%*	*(3.6)%*	*(3.6)%*	*(3.6)%*	*(3.8)%*	*(3.8)%*	*(3.8)%*	
EBIT	**$ 97**	**$ 157**	**$ 188**	**$ 233**	**$ 250**	**$ 274**	**$ 297**	**$ 458**
% Margin	*2.6 %*	*2.9 %*	*3.3 %*	*3.7 %*	*3.8 %*	*4.0 %*	*4.1 %*	*6.4 %*
(-) Tax	$(24)	$(39)	$(47)	$(58)	$(62)	$(69)	$(74)	$(114)
Tax Rate	*25.0 %*	*25.0 %*	*25.0 %*	*25.0 %*	*25.0 %*	*25.0 %*	*25.0 %*	*25.0 %*
NOPAT	**$ 73**	**$ 118**	**$ 141**	**$ 175**	**$ 187**	**$ 206**	**$ 223**	**$ 343**
(+) D&A	$ 132	$ 192	$ 209	$ 227	$ 250	$ 262	$ 273	112
(-) Δ in NWC	30	(49)	(56)	(57)	(58)	(42)	(38)	(19)
(-) Capex	(54)	(86)	(97)	(97)	(102)	(107)	(112)	(112)
Unlevered Free Cash Flow	**$ 181**	**$ 175**	**$ 197**	**$ 247**	**$ 278**	**$ 319**	**$ 345**	**$ 324**

Implied Equity Value

Discount Rate	PGR 2.5 %	PGR 3.0 %	PGR 3.5 %
9.00 %	$ 3,356	$ 3,620	$ 3,932
10.25 %	$ 2,654	$ 2,827	$ 3,025
11.50 %	$ 2,149	$ 2,268	$ 2,403

Implied Share Price

Discount Rate	PGR 2.5 %	PGR 3.0 %	PGR 3.5 %
9.00 %	$ 23.15	$ 24.96	$ 27.11
10.25 %	$ 18.32	$ 19.51	$ 20.87
11.50 %	$ 14.84	$ 15.66	$ 16.59

Implied Terminal EV / EBITDA

Discount Rate	PGR 2.5 %	PGR 3.0 %	PGR 3.5 %
9.00 %	9.0 x	9.8 x	10.7 x
10.25 %	7.5 x	8.1 x	8.7 x
11.50 %	6.5 x	6.9 x	7.4 x

Source: Management Projections.
Note: Analysis valuation date of 31-Mar-2022.

9

Preliminary Illustrative Present Value of Future Share Price Analysis

INVESTMENT BANKING DIVISION

Current Corgi NTM EBITDA Multiple: 10.6x

NTM EV / EBITDA Multiple
- 13.0x
- 11.5x
- 10.0x

Future Value of Stock Price


$45
$40
$35
$30
$25
$20
$15
$10
Current
FYE 2022
FYE 2023
FYE 2024
$ 15.27
$ 26.04
$ 22.43
$ 18.83
$ 31.04
$ 26.94
$ 22.85
$ 37.62
$ 32.88
$ 28.14

Present Value of Future Stock Price


$30
$25
$20
$15
$10
Current
FYE 2022
FYE 2023
FYE 2024
$ 15.27
$ 23.93
$ 20.61
$ 17.30
$ 25.49
$ 22.13
$ 18.77
$ 27.61
$ 24.13
$ 20.65

80% NTM EBITDA
YE 2023: $318M
YE 2024: $367M
90% NTM EBITDA
YE 2023: $357M
YE 2024: $413M
100% NTM EBITDA
YE 2023: $397M
YE 2024: $459M

% Plan Case '21A – '25E EBITDA CAGR
80% : 10.8%
90% : 14.1%
100% : 17.2%
Consensus : 12.1%

Present Value of Future Stock Price Sensitivity Tables

FYE 2023 PVFSP Sensitivity

Performance Against Plan	NTM EBITDA Multiple 10.0 x	11.5 x	13.0 x
80.0 %	$ 14.28	$ 16.99	$ 19.69
90.0 %	$ 16.52	$ 19.58	$ 22.61
100.0 %	$ 18.77	$ 22.13	$ 25.49

FYE 2024 PVFSP Sensitivity

Performance Against Plan	NTM EBITDA Multiple 10.0 x	11.5 x	13.0 x
80.0 %	$ 16.01	$ 18.82	$ 21.61
90.0 %	$ 18.33	$ 21.49	$ 24.62
100.0 %	$ 20.65	$ 24.13	$ 27.61

Source: Management Projections. Market data as of 13-May-2022. Valuation date of 31-Mar-2022.
Note: Future value of stock price discounted to 31-Mar-2022 using Corgi's illustrative cost of equity of 11.9% (calculated as 1.39 beta, 3.45% risk free rate, and 6.1% equity risk premium).

10

Table of Contents INVESTMENT BANKING I DIVISION Appendix A: Supplemental Materials

INVESTMENT BANKING DIVISION

Operational Peer Benchmarking

Management Projections and IBES Street Consensus

2021E – 2023E Revenue Growth


5.9 %
7.9 %
4.6 %
19.5 %
7.7 %
Corgi (IBES)
Corgi (Mgmt)
Distribution
Tech-Enabled Services
Companion Animal Health

2021E – 2023E EBITDA Growth


12.9 %
19.8 %
6.4 %
21.6 %
9.5 %
Corgi (IBES)
Corgi (Mgmt)
Distribution
Tech-Enabled Services
Companion Animal Health

2022 Gross Margin


19.2 %
19.7 %
12.5 %
39.5 %
58.4 %
Corgi (IBES)
Corgi (Mgmt)
Distribution
Tech-Enabled Services
Companion Animal Health

2022 EBITDA Margin


5.7 %
5.8 %
3.5 %
22.8 %
23.2 %
Corgi (IBES)
Corgi (Mgmt)
Distribution
Tech-Enabled Services
Companion Animal Health

Source: Corgi based on Management Projections, peers based on IBES estimates as of 13-May-2022
Note: Distribution includes ABC, CAH, MCK, Owens & Minor, Henry Schein, Patterson. Companion Animal Health includes Dechra Pharma, Elanco, Phibro, Vetoquinol, Virbac, Zoetis, Idexx, and Heska. Tech-Enabled Services includes Convey Health Solutions, Evolent, Health Equity, R1, IQVIA, and Signify Health.

12

Distribution Valuation Benchmarking INVESTMENT BANKING I DIVISION Street Consensus ($ in millions) EV I 2022E EBITDA 12.1 X 12.0 X 11.3 X ., , M~KESSON1 ~HENRYSCHEIN”’ AmensourceBergen~ 1 ~- 1 .::.~0¥¥ens PAITERSON --I&Minor Corgi CardinaiHealth” ‘ I)’· ,¥ ‘II :-. I ‘ EV $ 60,819 $ 14,066 $42,209 $3,609 $23,782 $5,418 $3,120 Rev Growth<2> 2.4% 4.7% 7.2% 3.8% 5.5% 4.5% 5.9% 22E Gross Margin 5.0% 29.8% 3.5% 20.7% 3.7% 20.1% 19.2% EBITDA Growth<2> 0.8% 5.3% 9.6% 7.6% 3.2% 20.1% 12.9% 22E EBITDA Margin 1.9% 8.7% 1.4% 5.0% 1.5% 5.0% 5.7% Source.· IBES estimates as of 13-May-2022. (1) Pro forma for payments to be made in conjunction with the opioid settlements. (2) Reflects CY 2021A—CY 2023E growth

Valuation Peer Benchmarking INVESTMENT BANKING I DIVISION Street Consensus EV I 2022E EBITDA 30.1 30.5 X X 28.2 X f.,edian: 18 7x Median: 16.6x 21.8 X 21.8 X 15.5 X 15.3 X Median: 10.9x 1 11.4 X 10.4 X 9.4 ~ EV I 2023E EBITDA 24.9 X 23.1 X 18.3 X 18.3 X Median· 16.0x Median: 14.9x 1 Median: 10.3x 10.9 9 X .7 X 7.0 X ~ .. ‘!.-‘1> ,‘1> vo ~ ~ ~~ ,.0 ... 9<:- a- 0’ fl>” .:sfo ~0 v~ ,!).’~ ~<:’ ~<:’ ~# “vo0~ ~0.. t;;’~><:’ ..s.~ Ł“’ ~($; ,«’ r -§P~ ,. <:Jli <l.~ o/ {)- c?to; vo<:-v~ ~0,o ~’$’ ~ <l.~ ~0~.. ~0 D Distribution D Companion Animal Health D Tech-Enabled Services Source.· Corgi and peers based on IBES estimates as of 13-May-2022 Note.· Distribution includes ABC, CAH, MCK, Owens & Minor, Henry Schein, Patterson. Companion Animal Health includes Dechra Pharma, Elanco, Phibro, Vetoquinol, Virbac, Zoetis, ldexx, and Heska. Tech-Enabled Services includes Convey Health Solutions, Evolent, Health Equity, R1, IQVIA, and Signify Health. 1 Pro forma for payments to be made in conjunction with the opioid settlements.

Wall Street Ratings and Methodology INVESTMENT BANKING I DIVISION Median: $22.00 Current Price: $15.27 $26 Analyst A Analyst B Analyst C Analyst D Analyst E Date 08-May-2022 05-May-2022 05-May-2022 06-May-2022 05-May-2022 Recommendation Buy Buy Buy Hold Sell SOTP (9.3x 2023E EVIEBITDA for supply chain DCF (8.0% WACC, 2.0% DCF (9.9% WACC, 0.5%—16.0x NTM PIE, Methodology 12.5x 2023E Adj. EBITDA services, 1.7x 2023 TGR) TGR)—11.5x NTM EVIEBITDA EV/Sa/es for prescription management) Source.· Wall Street research, market data as of 13-May-2022.

Selected Precedent Transaction Multiples INvEsTMENT BANKING 1 DIVISION Selected Precedent Transactions in Distribution, Animal Health and HCIT EV I L TM EBITDA Distribution Animal Health HCIT Median = 11.9x Median= 16.2x Median = 14.8x 19.3x 18.0x 16.2x Year 2021 2013 2014 2015 2017 2015 2013 2015 2018 2021 2021 ....Jll~a,~ MŁKESSON MŁKESSON .....Jil~a,~ ver..cend ORACLE Acquiror MARS f•ll.;rr’Riil,)~ —- BC Partners BC f>Jrlncrs Optum t1§:E~” ... ~:~r~ CO T IYI T I CHtl.NGE @‘cerner Target ~(~—- celesio ~ Pus.aART ~ ~ lltAU Ht!.Ut Deal Value $6.5bn $2.0bn $8.4bn $2.6bn $90bn $1.1bn $1.3bn $8.7bn $4.9bn $13.8bn $28.6bn Source. Public filings, Eikon, Capita/10, and Wall Street research.